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                                                                    Exhibit 99.1

[GRAPHIC OMITTED]


               GLOBALNETFINANCIAL.COM TO MERGE WITH TELESCAN, INC.

- COMBINATION WILL BOAST ONE OF THE INTERNET'S MOST EXTENSIVE GLOBAL FOOTPRINTS IN B2B & B2C MONEY & FINANCE -


SANTA MONICA, CA, LONDON AND HOUSTON, TX -- (August 17, 2000) GLOBALNETFINANCIAL.COM, INC., (NASDAQ: GLBN, LSE: GLFA) ("GlobalNetFinancial") and TELESCAN, INC. (NASDAQ: TSCN) ("Telescan") announced today they have signed a definitive merger agreement (the "Agreement"). The combination will form a vertically integrated, world class, global B2B and B2C "clicks and mortar" Money & Finance Internet company and will boast one of the Internet's most extensive footprints in finance.

The Board of Directors of each company has unanimously approved the transaction. The merger is subject only to shareholder approval of each company and the satisfaction of customary closing conditions. The combined company will be named GlobalNetFinancial.com (herein after referred to as "GlobalNet"). William D. Savoy, President of Vulcan Ventures, Inc. and a longtime Board member of Telescan, will become Chairman of the Board of Directors of GlobalNet. Other senior management of GlobalNet will include: Stanley Hollander as Vice Chairman, who currently serves as Chairman & CEO of GlobalNetFinancial; Lee Barba as CEO, who currently serves as CEO of Telescan; and William Thomas Hodgson as COO, who currently serves as COO of GlobalNetFinancial.

Under the terms of the Agreement, each share of Telescan will be exchanged for
 .50 shares of GlobalNet. Based on GlobalNetFinancial's closing stock price on August 16, 2000, the value of the merger based on the combined market capitalizations of both companies is valued at approximately $332 million. The deal is anticipated to be tax-free to holders of both Telescan and GlobalNetFinancial common stock. Telescan currently owns 2.56 million shares of GlobalNetFinancial stock, which will be retired to Treasury upon completion of the merger.

On a pro forma basis, GlobalNet will have a current annual revenue run-rate in excess of $60 million, with more than $125 million in cash, securities and investments. Management believes there will be immediate revenue gains and cost savings resulting from the merger and that GlobalNet will be in a strong position to absorb additional profitable and/or complementary strategic acquisitions in both financial content and online transaction execution businesses. GlobalNet will also maintain a significant portfolio of equity stakes in more than twenty-five rapidly growing online and offline companies.

The two companies have complementary strengths and serve diverse geographic markets. Telescan's business model is a U.S.-based B2B model with an emerging consumer business led by its INVESTools subsidiary, while GlobalNetFinancial's model is both B2B and B2C and focuses on Europe and Scandinavia. The merger will allow GlobalNet to more fully leverage GlobalNetFinancial's substantial early-mover advantage and presence within the European Internet landscape. GlobalNet will immediately migrate Telescan's expertise and wherewithal in IT, web development, hosting and providing the most comprehensive set of financial content, data and proprietary analytics on the Web to GlobalNet's markets in Europe.

In addition to his new role as Chairman of the Board of Directors of GlobalNet, William Savoy is President of Vulcan Ventures, Inc., the investment organization of Paul G. Allen. Mr. Savoy serves on the Advisory Board of DreamWorks SKG and also serves as a director of Charter Communications, Inc., drugstore.com, Go2Net, Inc., High Speed Access Corporation, Metricom, Inc., Peregrine Systems, Inc., Ticketmaster Online-CitySearch, Inc., USA Networks, Inc., Value America and Telescan, Inc.


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GLOBALNETFINANCIAL/TELESCAN
AUGUST 17, 2000
PAGE 2 OF 4

Commenting on the merger announcement, Mr. Savoy stated, "Telescan was one of the first investments of Vulcan Ventures and we are excited to see our investment continue to grow through this merger. GlobalNet's business model is consistent with Vulcan's original investment premise -- that Internet financial services companies represent the fastest growing and potentially most rewarding markets on the Web by providing investors with the content and sophisticated analytics they need to help them better manage their money. This merger extends both companies' reach to encompass the global opportunity the Internet enables."

Commenting on the deal, Stanley Hollander stated, "This combination is an ideal strategic progression and the best option for both companies to create long-term value for shareholders. We immediately acquire depth in management, a truly global footprint, operating and financial scale, and an opportunity to expand our early-mover advantage throughout Europe, especially in B2B. We are pleased that Bill Savoy will serve as Chairman and Lee Barba as CEO. Their experience, financial acumen and broad set of relationships in media, technology, broadband and Internet-related businesses provide a network for us to leverage in building out our assets."

Lee Barba added "This merger immediately puts Telescan and its IT businesses at the center of the European Internet expansion. Our ongoing commitment to fulfill the needs of the individual investor as they migrate to the Web takes a tremendous step forward. We can uniquely serve investors' needs globally and do so with the most comprehensive suite of e-commerce transaction capabilities, delivered through multi-platform Internet access, including wireless and broadband. Together we have unmatched global reach and market expansion potential, the largest "footprint" of local language/local content Web media assets, fully operational and complementary consumer and private label businesses, and outstanding management depth and expertise."

GlobalNetFinancial is the exclusive Money & Finance news and content provider to three of Europe's largest ISPs - Freeserve (NASDAQ: FREE / LSE: FRE) in the UK, World Online across Europe - as well as Scandinavia Online, the largest Internet portal in Scandinavia. GlobalNetFinancial recently launched its first of six interactive financial channels on Telewest's broadband digital television service, Active Digital, and entered into a separate agreement with BT Europe to deliver financial news and e-finance services via WAP to BT's network of approximately 16 million mobile phone users. GlobalNetFinancial operates Money & Finance content sites that provide original, proprietary coverage of world markets in the United Kingdom, United States, Canada, Italy, Sweden, Danmark, Norway, Spain, Germany, France and the Netherlands, as well as extensive analytical tools and e-finance transaction execution platforms. These platforms provide for online trading in U.S. and U.K. securities, online foreign exchange, online insurance, pan-European distribution of securities underwritings, and online distribution of mutual funds, among others.

Telescan provides IT Internet services, including development and hosting of financial Web sites, for blue chip clients such as CNBC.com, Citibank, America Online, American Express, and Quick & Reilly, and has two premier Web sites that provide proprietary analytics and content to individual investors:
WallStreetCity.com and INVESTools.com.



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GLOBALNETFINANCIAL/TELESCAN
AUGUST 17, 2000
PAGE 3 OF 4


DETAILED NOTES OF INTEREST

         o The new entity's global portfolio of local language/local content Money & Finance Web sites in the U.S., Canada, the U.K., France, Germany, Spain, Italy, Denmark, the Netherlands, Sweden and Norway total more than 70 million page views.

         o        The combined B2B reach of the companies will be extended.
                  Telescan's leadership in providing the most comprehensive set of financial content, data and proprietary analytics in the U.S. to clients such as CNBC.com, American Express, AOL, Citibank and Quick & Reilly will be offered in Europe in conjunction with GlobalNetFinancial's proprietary e-commerce and execution platforms for online equity trading, FX trading, insurance services, mutual funds and IPO participation. GlobalNet anticipates "passporting" these applications to facilitate their rapid distribution throughout Europe. Combined IT resources in Houston, San Francisco, London and Cambridge will provide clients with a single source solution for global Internet strategy implementation across a wide range of consulting, development and operational services.

         o The new company's aggregated B2C properties, including Telescan's highly successful INVESTools subsidiary, will address the local market needs of individual investors throughout Europe and North America while connecting them directly to the global markets through the integrated network of GlobalNet sites and transaction platforms.

         o GlobalNet will bring together an international global portfolio of principal investments that provide complementary reach into all aspects of the Internet. GlobalNet will have equity interests in more than 25 developing companies including: NewMediaSpark, the UK's leading Internet incubator, GlobalEuroNet Group, Inc., a financier of early to late stage new economy companies, MatchBookFX.com, StockAcademy.com, GlobalNetrader.com, FundsDirect.com, EO.net,
                  Insurancewide.com, FreeRealTime.com, Inc., TeamVest L.L.C., Stockwalk.com Group, Inc., Cyberwolf.com and UK-Wire.com.

         o Simultaneous with this announcement, NewMediaSpark, Europe's premier incubator with over 50 European Internet companies in its portfolio, has designated GlobalNet as its preferred IT provider to assist its companies in fulfilling their mission at the lowest cost and with the most experienced IT professionals in Internet services.

HEADQUARTERS AND OFFICES

The new company will be headquartered in New York City and London, with offices in Paris, Frankfurt, Madrid, Copenhagen, Amsterdam, Oslo, Milan, Stockholm, Toronto, San Francisco, Houston, Santa Monica and Boca Raton.

ABOUT GLOBALNETFINANCIAL.COM

GlobalNetFinancial.com is a rapidly expanding international financial portal providing online financial news, investment tools, and transaction services. GlobalNetFinancial is leveraging its highly trafficked websites by partnering globally with leading ISP's and Internet portals, direct access share trading companies and other brokerage and clearing firms to create an international network of online transaction businesses dealing in North American and European stocks, foreign exchange and other financial services such as insurance. GlobalNetFinancial owns substantial stakes in these transaction businesses. The Company currently has approximately 20.0 million total common shares outstanding, which includes both the US common shares and the UK listed Class A common equivalent shares. GlobalNetFinancial's shares are traded on both the NASDAQ National Market System and on the Alternative Investment Market of the London Stock Exchange. GlobalNetFinancial's family of Money & Finance content websites includes UK-iNvest.com, America-iNvest.com, Canada-iNvest.com, Deutscher-finanzmarkt.com, Italia-iNvest.com, Neder-iNvest.com,
Danmark-iNvest.com, France-iNvest.com, Norge-iNvest.com, Solbors.com, Espana-iNvest.com, and UK-Wire.com. GlobalNetFinancial's family of Money & Finance e-finance transaction websites includes StockAcademy.com, GlobalNeTrader.com, GlobalNetDirect, MatchBookFX.com, InsuranceWide.com, EO.net, and FundsDirect.com.

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GLOBALNETFINANCIAL/TELESCAN
AUGUST 17, 2000
PAGE 4 OF 4

GlobalNetFinancial is the exclusive Money & Finance news and content provider to three of Europe's largest ISPs - Freeserve (NASDAQ: FREE / LSE: FRE) in the UK, World Online across Europe, and Scandinavia Online, the largest Internet portal in Scandinavia. GlobalNetFinancial recently entered into a separate agreement with BT Europe (NYSE: BTY) to deliver financial news and e-finance services via WAP to BT's network of approximately 20 million mobile phone users. Lastly, GlobalNetFinancial recently launched the first of six interactive financial channels on Telewest's broadband digital television service, Active Digital.

ABOUT TELESCAN

Houston-based Telescan (http://www.telescan.com) is an industry leader in providing Internet services to the financial and publishing industries and proprietary analytics and content to individual investors. Telescan's Consumer Division, based in Menlo Park, California, manages a collection of Web sites, including INVESTools.com and WallStreetCity.com, with the common goal of simplifying and enriching the investing consumer's financial life. The group manages more than 1.2 million actual users and more than 50,000 paying subscribers. Revenue is generated through both advertising and subscription sales. Telescan also provides Internet services via private-label and co-branded versions of its proprietary Internet technology to many of the nation's leading financial services and media companies, including America Online, American Express, Fidelity Investments, Forbes, GlobalNetFinancial, NBC, Quick & Reilly and Time Inc. New Media (Fortune).

CONFERENCE CALL

GlobalNetFinancial.com and Telescan will hold a joint management conference call today, August 17, 2000 to discuss this transaction at 10:00 am EDT. To access the call, dial 1-800-606-8940 in the US and 1-952-556-2833 outside the US. The conference call will also be carried live on the Internet at www.Vcall.com. A replay of the call will be available for 30 days on vCall.com or by calling 1-800-615-3210 in the U.S. and 1-703-326-3020 outside the U.S. The pass code is 4524824.

CONTACTS FOR GLOBALNETFINANCIAL.COM

COMPANY CONTACT (US) - Michael Jacobs, CFO (800) 371-4921;
                     mjacobs@globalnetfinancial.com
INVESTMENT COMMUNITY (US) - Robert B. Prag, President, The Del Mar Consulting
                     Group, Inc. (858) 794-9500; bprag@delmarconsulting.com MEDIA CONTACT (US) - Josh Epstein, Clifford Communications, (212) 358-0800 x28;
                     josh@cliffordpr.com
COMPANY CONTACT (UK) - W. Thomas Hodgson, COO (+44) 171 851 8100;
                     thodgson@ukinvest.com
MEDIA CONTACT (UK) - Julian Polhill, Polhill Communications, (+44) 207-369-9333;
                     j_polhill@polhill.com

CONTACTS FOR TELESCAN, INC.

Lee Barba, CEO, 281-588-9135
Roanne Kulakoff, Kekst & Company, 212-521-4800
Jeffrey Taufield, Kekst & Company, 212-521-4800


This release contains forward-looking statements, which are made pursuant to the safe-harbor provisions of the private securities litigation reform act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, some of which are out of the control of the Company. Accordingly, the Company's actual results could differ materially from those discussed in this release. A wide variety of factors could cause or contribute to such differences and could adversely impact revenues, profitability, cash flows and capital needs. A more complete listing of cautionary statements and risk factors is contained in the Company's reports filed with the Securities and Exchange Commission. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.